EXHIBIT 23.2
------------

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------



         We consent to the incorporation by reference in Registration Statement (Nos. 333-136955 and 333-156431) on Form S-8 of American TonerServ Corp. and subsidiaries of our report dated March 31, 2009 relating to our audit of the consolidated financial statements, which appear in this Annual Report on Form 10-K of American TonerServ Corp. for the year ended December 31, 2008.


                                                  /s/ Perry-Smith LLP


Sacramento, California
March 31, 2009